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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Bruker BioSciences Corporation
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BRUKER BIOSCIENCES CORPORATION
40 Manning Road
Billerica, MA 01821
(978) 663-3660

Dear Stockholder:

        On behalf of the board of directors and management of Bruker BioSciences Corporation, I would like to invite you to attend our Annual Meeting of Stockholders to be held on Wednesday, May 5 at 9:00 a.m., Local Time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts.

        The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, and Proxy Card accompany this letter. The Company's Annual Report to Stockholders is also enclosed for your information.

        All Stockholders are invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to vote by proxy by completing, dating and returning the enclosed Proxy Card. A postage-paid envelope is enclosed for that purpose.

        Your shares cannot be voted unless you date, sign and return the enclosed Proxy Card, or attend the Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

        I look forward to your participation and thank you for your continued support.

                    Sincerely,

                    Frank H. Laukien, Ph.D.
                    Chairman, President and Chief Executive Officer

BRUKER BIOSCIENCES CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of the Stockholders of Bruker BioSciences Corporation will be held on May 5, 2004, at 9:00 a.m., Local Time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts, for the following purposes:

1.
To elect three Class I Directors to hold office until the 2007 Annual Meeting of Stockholders.

2.
To ratify the selection of Ernst & Young LLP as the independent certified public auditors of Bruker BioSciences Corporation for fiscal year 2004.

3.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 2, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

Billerica, Massachusetts
April 5, 2004

         All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit your vote according to the instructions on the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a proxy issued in your name from the record holder.

BRUKER DALTONICS INC.

PROXY STATEMENT

        This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the board of directors of Bruker BioSciences Corporation (the "Company") for use at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 2004, at the time and place set forth in the notice of the meeting and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 6, 2004.

        If the enclosed Proxy Card is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor of such matter. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgement. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

        The holders of a majority in interest of all of the Company's common stock, par value $.01 per share ("Common Stock") issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The three candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Ratification of the independent auditors of the Company for the current year will require the affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting.

        Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Company stockholders are not entitled to appraisal rights.

        The Company will bear the cost of the solicitation. Although it is expected that the solicitation will be primarily by mail, regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

        The Company's principal executive offices are located at 40 Manning Road, Billerica, Massachusetts 01821, and our telephone number is (978) 663-3660.

RECORD DATE AND VOTING SECURITIES

        Only stockholders of record at the close of business on April 2, 2004 are entitled to notice of and to vote at the meeting. On April 2, 2004, the Company had outstanding and entitled to vote 86,005,969 shares of Common Stock. Each outstanding share of Common Stock entitles the record holder to one vote. Votes will be tabulated by our transfer agent and the inspector of elections, who will be one of our employees or one of our attorneys.

CORPORATE INFORMATION

        Bruker BioSciences Corporation was incorporated in Massachusetts as Bruker Federal Systems Corporation. In February 2000, we reincorporated in Delaware as Bruker Daltonics Inc. In July 2003, we merged with Bruker AXS Inc., and we were the surviving corporation in that merger (the "Merger"). In connection with the Merger, we changed our name to Bruker BioSciences Corporation and formed two operating subsidiaries, Bruker Daltonics and Bruker AXS, into which we transferred substantially all of the respective assets and liabilities, except cash, which formerly belonged to Bruker Daltonics and Bruker AXS, respectively. All references to "former Bruker AXS" refer to the public entity which merged with the Company in July 2003.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The first proposal on the agenda for the Annual Meeting is the election of M. Christopher Canavan, Jr., Taylor J. Crouch and Frank H. Laukien to serve as Class I directors for a three-year term beginning at the Annual Meeting and ending at our 2007 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. The Company's Amended and Restated Certificate of Incorporation provides that the board of directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the board of directors, each class consisting, as nearly as possible, of one-third the total number of directors. There are currently ten members of the board of directors, consisting of three Class I directors, four Class II directors and three Class III directors. The directors in Class I will be elected at the Annual Meeting to serve for a term expiring at the 2007 Annual Meeting of Stockholders. The directors in each of Class II and Class III are serving terms expiring at the Company's Annual Meeting of Stockholders in 2005 and 2006, respectively.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees specified below, who currently serve as directors with terms extending to the 2004 Annual Meeting or until their successors are elected and qualified. If any such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee who shall be designated by the present board of directors to fill such vacancy or (2) for the other nominees only, leaving a vacancy. Alternatively, the size of the board of directors may be reduced so that there is no vacancy. The board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified.

        Our directors as of April 2, 2004 are as follows:

Name	Age	Position
Frank H. Laukien, Ph.D.	44	President, CEO, Chairman
Dr. Martin Haase	47	Senior Vice President, Director
Richard M. Stein	52	Secretary, Director
M. Christopher Canavan, Jr.	64	Director
Taylor J. Crouch	44	Director
Daniel S. Dross	45	Director
Collin J. D'Silva	47	Director
Bernhard Wangler	53	Director
Richard D. Kniss	63	Director
William A. Linton	56	Director

        Set forth below is biographical information for each person nominated or continuing in office.

Nominees For Election For A Three-Year Term Expiring At The 2007 Annual Meeting

M. Christopher Canavan, Jr.

        Mr. Canavan joined the Company's board of directors in June 2000. Mr. Canavan, a financial consultant, is a retired partner of PricewaterhouseCoopers LLP. Mr. Canavan joined the Boston Office of Coopers & Lybrand in 1961 and became a partner in the Firm in 1972. Effective July 1, 1998 Coopers & Lybrand merged with Price Waterhouse & Co. to form PricewaterhouseCoopers LLP and Mr. Canavan served as a partner in the merged firm until his retirement in June 1999. Mr. Canavan was also appointed to the board of directors and audit committee of Taiwan Fund, a closed end mutual fund listed on the New York Stock Exchange, in August 2003. Mr. Canavan holds a B.S. in Business Administration from Boston College.

Taylor J. Crouch

        Mr. Crouch joined the former Bruker AXS board of directors in November 2000 and became a member of our board of directors in July 2003 in connection with the Merger. Since July 2002, Mr. Crouch has been President and Chief Operating Officer of Discovery Partners International, Inc., a leading provider of drug discovery capabilities to the pharmaceutical and biotech industries. From April 1999 to April 2002, Mr. Crouch was the President, Chief Executive Officer and a Director of Variagenics, Inc. (now Nuvelo), a pharmacogenomics company. From 1991 to April 1999, Mr. Crouch was Senior Vice President, Worldwide Marketing and Strategic Development for PAREXEL International Corporation, a contract pharmaceutical outsourcing organization. Mr. Crouch received his B.S. in chemical engineering from Princeton University and his M.B.A. in international finance and marketing from the University of Chicago.

Frank H. Laukien, Ph.D.

        Dr. Laukien has been the Chairman, President and Chief Executive Officer of the Company since the inception of its predecessor company in February 1991. He also served as Executive Chairman of the former Bruker AXS from August 2002 until the Merger in July 2003. In addition, from October 1997 to August 2002, he served as the Chairman of the board of directors and, from October 1997 to March 2000, as the Chief Executive Officer, of the former Bruker AXS. Since December 2002, Dr. Laukien has served as Co-Chief Executive Officer of the worldwide Bruker BioSpin group of companies, affiliates of the Company and the former Bruker AXS. A part-time professor of mass spectrometry at the University of Amsterdam, Dr. Laukien holds a B.S. degree from the Massachusetts Institute of Technology, as well as a Ph.D. in chemical physics from Harvard University. From October 2002 until October 2003, he was Chairman of ALSSA (Analytical & Life Science Systems Association), an industry association.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Directors Continuing In Office Until The 2005 Annual Meeting

Daniel S. Dross

        Mr. Dross joined the Company's board of directors in July 2003 in connection with the Merger and joined the former Bruker AXS board of directors in January 2001. Mr. Dross has been a partner of Trinity Hunt Partners, a private equity firm, since June 2002. Mr. Dross was a partner of Thomas Weisel Partners Group LLC from May 1999 to May 2002. Prior to joining Thomas Weisel Partners, Mr. Dross was a Principal at Hicks, Muse, Tate & Furst Incorporated, a Dallas-based private equity firm, from 1991 to 1999. Mr. Dross received his B.A. from Dartmouth College and his M.B.A. from the Wharton School at the University of Pennsylvania.

Collin J. D'Silva

        Mr. D'Silva joined the Company's board of directors in February 2000. Mr. D'Silva is the President and Chief Executive Officer of Transgenomic, Inc., a life science company involved in SNP discovery, in Omaha, Nebraska. Mr. D'Silva has held these positions since 1997. From 1988 to 1997, Mr. D'Silva was President and Chief Executive Officer of CETAC Technologies, Inc, a company designing instrumentation for elemental analysis. Mr. D'Silva holds a B.S. degree and a Masters in Industrial Engineering from Iowa State University as well as a Masters in Business Administration from Creighton University.

Richard M. Stein

        Mr. Stein joined the Company's board of directors in February 2000 and is the Company's Secretary. Since January 1993, Mr. Stein has been a partner with Nixon Peabody LLP, a law firm, or a predecessor entity, Hutchins, Wheeler & Dittmar. Mr. Stein holds a B.A. degree from Brandeis University and a J.D. from Boston College Law School.

Bernhard Wangler

        Mr. Wangler joined the Company's board of directors in February 2000. Mr. Wangler has been a German tax consultant and principal partner with Kanzlei Wangler in Karlsruhe, Germany since July 1983. He has been a Certified Public Accountant in Germany since 1984. Mr. Wangler holds a Bachelor of Economics and Commerce degree and a Masters degree in Business Administration from the University of Mannheim, Germany.

Directors Continuing In Office Until The 2006 Annual Meeting

Dr. Martin Haase

        Dr. Haase joined the Company as Senior Vice President and a member of the board of directors in July 2003 in connection with the Merger. Prior to the merger, Dr. Haase, who joined the former Bruker AXS in October 1997, was the President and a director of the former Bruker AXS and the Managing Director of Bruker AXS GmbH from October 1997 until the Merger in July 2003. Dr. Haase was also the Chief Executive Officer of the former Bruker AXS from November 2000 until the Merger in July 2003. He also served as the former Bruker AXS' Treasurer from March 2000 to April 2001. Dr. Haase previously held various technical and management positions in the Siemens X-ray business. Dr. Haase has a degree in education and a Ph.D. in chemistry from the University of Göttingen. Dr. Haase will be resigning as Senior Vice President of the Company for personal reasons on April 30, 2004. He will continue in his role as a director until December 2004.

Richard D. Kniss

        Mr. Kniss joined the Company's board of directors in July 2003 in connection with the Merger and joined the former Bruker AXS board of directors in June 2001. Mr. Kniss was Senior Vice President and General Manager for Agilent Technologies, Chemical Analysis Group, a producer of gas and liquid chromatographs, mass spectrometers and spectrophotometers, from August 1999 until March 2001. Prior to the spin-off of Agilent from the Hewlett Packard Company, from 1995 to 1999, Mr. Kniss was Vice President and General Manager of the Chemical Analysis Group for Hewlett Packard. Mr. Kniss holds a B.S. from Brown University and an M.B.A. from Stanford University.

William A. Linton

        Mr. Linton joined the Company's board of directors in February 2000. Mr. Linton serves as the lead director of our board of directors. He was appointed lead director in March 2004 by the independent members of the board of directors. As lead director, Mr. Linton performs the usual responsibilities of a lead director including setting the agenda for board meetings and acting as a liaison between management and the board of directors. Mr. Linton is the Chairman and Chief Executive Officer of Promega Corporation, a DNA consumables company, in Madison, Wisconsin and has held these positions since 1978. Mr. Linton received a B.S. degree from University of California, Berkeley in 1970.

BOARD COMMITTEES AND MEETINGS

        There are currently ten members of the board of directors. In accordance with the applicable listing standards of the Nasdaq National Market, the board of directors has determined that there are currently six independent members on the board of directors, namely, M. Christopher Canavan, Jr., Taylor J. Crouch, Collin J. D'Silva, Richard D. Kniss, Daniel S. Dross and William A. Linton. During fiscal year 2003, the board of directors of the Company held five meetings and acted by written consent three times. During such periods in 2003 in which they served as board members, all of the directors attended at least 75% of each of: (1) the total number of meetings of the board of directors and (2) the total number of meetings held by committees of the board of directors on which they served. It is the policy of our board of directors that at least two directors, including at least one independent director, shall attend the Annual Meeting, either in person or by telephonic conference. Two directors attended our 2003 Annual Meeting. The board of directors has an Audit Committee, a Compensation Committee and a Transition Committee. The board of directors does not have a Nominating Committee.

        Audit Committee.    The Audit Committee of the board of directors, which, since July 1, 2003, is comprised of M. Christopher Canavan, Jr., Collin J. D'Silva and Taylor J. Crouch, each of whom satisfy the applicable independence requirements of the SEC rules and regulations and current Nasdaq National Market listing standards, met thirteen times during the 2003 fiscal year and voted by written consent one time. The board of directors has determined that M. Christopher Canavan, Jr., Chairman of the Audit Committee, qualifies as an audit committee financial expert pursuant to applicable SEC rules and regulations. The Audit Committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries. The Audit Committee works extensively with the independent auditors, pre-approves all audit and non-audit services provided to the Company by its independent auditors, reviews the performance of the independent auditors and replaces or terminates the independent auditors when circumstances warrant. The Audit Committee is also charged with establishing and monitoring procedures for (i) the receipt, retention or treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential submission by the Company's employees of concerns regarding questionable accounting or auditing matters. None of the members of the Audit Committee have participated in the preparation of any financial statements of the Company at any time during the last three fiscal years.

        Compensation Committee.    The Compensation Committee, which, since July 1, 2003, is comprised of Daniel S. Dross, Richard D. Kniss and William A. Linton, all of whom meet the independence requirements of the current listing standards of the Nasdaq National Market, met four times during the 2003 fiscal year and acted by written consent six times during the 2003 fiscal year. Mr. Linton is the Chairman of the Compensation Committee. The Compensation Committee administers the Company's stock option plan, determines the chief executive officer's salary, bonus, and equity-based compensation, oversees the executive compensation program for the Company's other executive officers and determines such compensation, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors.

        Transition Committee.    The temporary Transition Committee, which was established on July 1, 2003 in connection with our Merger with the former Bruker AXS, is comprised of Taylor J. Crouch, Richard M. Stein, Richard D. Kniss and William A. Linton. Mr. Kniss serves as the Chairman of the Transition Committee. The Transition Committee met two times during the 2003 fiscal year. The Transition Committee oversees and monitors management's implementation of common information and financial systems and reporting processes for the merged company, assists management's identification of incremental marketing and sales opportunities, and facilitates management's identification and realization of synergies and cost savings following the Merger. The Transition Committee will be dissolved on June 30, 2004.

COMPENSATION OF DIRECTORS

        Prior to the Merger with former Bruker AXS, the Company paid non-employee directors $10,000 annually for their services to the Company. Since July 1, 2003, each non-employee director's compensation was increased to $16,000 annually, and the Company granted each non-employee director, other than Mr. Stein, options to purchase 10,000 shares of common stock as compensation for serving as a director of the Company. Each non-employee director, other than Mr. Stein, is also entitled to receive a grant of 6,000 shares to be granted in the third calendar quarter of each subsequent year an individual remains a director. Subsequent to the closing of the Merger on July 1, 2003, each non-employee director is also entitled to receive $6,000 per year for service on the Audit Committee, and $4,000 per year for service on each of the Compensation Committee and the Transition Committee. In addition, the Chairman of the Audit Committee, since July 1, 2003, will receive additional $4,000 per year for his service in this role and the compensation for the Chairman of each of the Compensation Committee and the Transition Committee is an additional $2,000 per year for service. Employee directors received compensation only as employees of the Company. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees thereof. Additionally, the Company formed a Special Committee of the board of directors in connection with our Merger with the former Bruker AXS. Members of the Special Committee each received a $40,000 fee for their services on the Special Committee, except for the chairman, who received a $45,000 fee.

DIRECTOR NOMINATIONS

        The Company does not have a nominating committee, based on a board determination that full board participation in the nominations' process would foster improved corporate governance. On March 3, 2004, the Company adopted a policy by board resolution governing the nomination of directors, according to which the full board of directors selects all nominees for board membership. In all cases, a majority of the Company's independent directors must approve the nominees. The qualifications of recommended candidates will be reviewed by at least a majority of the independent directors of the Company, as well as the full board of directors. Stockholders may recommend director candidates for inclusion by the board of directors in the slate of nominees which the board recommends to stockholders for election as described below.

        The process followed by the board and independent directors to identify and evaluate potential candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by independent directors and the board. The independent directors and the board are authorized to retain advisers and consultants and to compensate them for their services. The independent directors and the board did not retain any such advisers or consultants for this purpose during fiscal year 2003.

        In considering whether to recommend any candidate for inclusion in the board's slate of recommended director nominees, the board and the independent directors will apply the criteria which are set forth in a resolution of the board approved and adopted on March 3, 2004. These criteria include, but are not limited to, the following: (i) experience in aspects of business or technology relevant to the Company's business, (ii) sufficient time available to devote to the affairs of the Company, (iii) character and integrity, (iv) ability to represent the best interests of stockholders as a whole rather than special interest groups, (v) willingness to participate actively as a board member, and (vi) communication, decision-making and interpersonal skills. The board and the independent directors may also consider the following for some of the director nominees: (i) experience serving as a director of a public company, (ii) familiarity with corporate governance issues, (iii) independence, as determined in accordance with SEC rules and regulations and Nasdaq listing standards, (iv) experience in running a comparable company or division of a comparable company, (vi) insight into the Company, its strategy, business model, operations, and financials, (vii) knowledge of industry trends and markets, and (viii) qualification as an "audit committee financial expert" to serve on the Audit Committee in accordance with SEC and Nasdaq definitions.

        The board and the independent directors do not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        Although the Company does not have a specific policy with respect to the nomination of directors by stockholders, the Company will consider nominations made by stockholders. The Company believes that it is not necessary to have a policy for director nominations by stockholders as the board of directors, including the independent directors, is able to effectively evaluate and locate potential candidates for nomination to the board of directors due to the directors' intimate knowledge of the Company and the life science industry. However, stockholders may communicate directly with the board of directors by written communication submitted to Richard M. Stein at the address set forth below under "Stockholder Communications." Mr. Stein shall be primarily responsible for monitoring the communications and providing summaries or copies of such communications to the board of directors as he deems appropriate, and, as described below, will submit communications to the board of directors relating to corporate governance matters and long-term corporate strategy. Stockholders may use this process to suggest potential nominations to the board of directors. Such suggested nominations shall be forwarded to the board of directors and the proposed candidates shall be evaluated using substantially the same process and applying the same criteria as used and applied in evaluating candidates submitted by board members. Nominations shall be received by the Company within the timeframe set forth herein under "Time for Submission of Stockholder Proposals."

        At the Annual Meeting, stockholders will be asked to consider the election of M. Christopher Canavan, Jr., Taylor J. Crouch and Frank H. Laukien, all of whom are standing for re-election and following a recommendation for nomination by the full board of directors, including the approval of a majority of the Company's independent directors.

STOCKHOLDER COMMUNICATIONS

        The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Stein, the Secretary of the Company, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Stein considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to Richard M. Stein, Secretary, at Nixon Peabody LLP, 100 Summer Street, Boston, MA 02110.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on copies of such forms furnished as provided above, the Company's management believes that through December 31, 2003 all Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with except that through inadvertence, one report on Form 4 relating to one transaction for each of the following individuals was not filed in a timely manner: Frank H. Laukien, Bernhard Wangler, M. Christopher Canavan, Jr., Collin J. D'Silva, William Linton, John Hulburt, Dieter Koch, John Wronka and Ulrich Giessmann.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliation and Stockholders

        The Company is affiliated with Bruker Physik AG, Bruker Optics Inc., Bruker BioSpin Invest AG, Techneon AG, Bruker BioSpin Inc. and their respective subsidiaries, collectively referred to as the Bruker affiliated companies, through common control at the stockholder level, as its five largest stockholders are the controlling stockholders of these entities. The Company's five largest stockholders are Frank H. Laukien, Dirk D. Laukien, Isolde Laukien, Jörg C. Laukien and Marc M. Laukien. Isolde Laukien is the mother of Dirk and Marc Laukien. Jörg, Frank, Dirk and Marc are brothers or half-brothers.

        Frank H. Laukien, Ph.D., the Chairman, President and Chief Executive Officer of the Company was also Executive Chairman of the board of directors of the former Bruker AXS, is a director and President of Bruker BioSpin Inc., and is Co-CEO of the worldwide Bruker BioSpin group of companies. Dr. Laukien is also a director of Bruker BioSpin Canada Ltd. and Bruker BioSpin Netherlands B.V., which are Bruker affiliated companies. Additionally, Dr. Laukien beneficially owns directly or indirectly more than 10% of the stock of each of the Bruker affiliated companies.

        Richard M. Stein, a director of the Company, is a partner of Nixon Peabody LLP, a law firm which, together with its predecessor Hutchins, Wheeler & Dittmar, has been retained by the Company for over five years. Mr. Stein has also served as the Secretary for both the Company and the former Bruker AXS and is a director of the Bruker BioSpin group of companies.

        Dr. Martin Haase, Senior Vice President of the Company, and Chief Executive Officer of the former Bruker AXS, is a director of the Bruker BioSpin group of companies.

        Taylor J. Crouch, a director of the Company, is the President and Chief Operating Officer of Discovery Partners International, Inc.; the Company has entered into a distribution agreement with Discovery Partners International whereby the Company distributes Discovery Partners International's Crystal Farm line of protein crystallography products. There were no sales related to this agreement in 2003.

        Daniel Dross, Taylor Crouch, Jay Flatley and Richard Kniss were members of the special committee of the board of directors of the former Bruker AXS representing the interests of its minority stockholders in connection with the Merger. The Chair of the special committee, Richard Kniss, received a $45,000 fee for his services and the other members of the former Bruker AXS special committee each received a $40,000 fee for their services on the former Bruker AXS special committee.

        M. Christopher Canavan, Jr., Collin J. D'Silva and William A. Linton were members of the special committee of the board of directors of the Company representing the interests of the minority stockholders of the Company in connection with the Merger. The Chair of the special committee, William A. Linton, received a $45,000 fee for his services and the other members of the Company's special committee each received a $40,000 fee for their services on the special committee.

Sharing Agreement

        We are affiliated, through common shareholders, with several other entities which use the Bruker name. Pursuant to an omnibus sharing agreement with our affiliates, we have entered into sharing agreements with our affiliates which provide for the sharing of specified intellectual property rights, services, facilities and other related items.

Name

        Pursuant to the terms of the Sharing Agreement, Bruker Analytik and Bruker Physik have granted to the other parties to the Sharing Agreement a perpetual, irrevocable, non-exclusive, royalty-free, non-transferable right and license to use the name "Bruker" in connection with the conduct and operation of their respective businesses, provided that the parties do not materially interfere with any other party's use of the name, do not take any action which would materially detract from the goodwill associated with the name and do not take any action which would cause a lien to be placed on the name or the parties' license rights. This license automatically becomes null and void with respect to a party if that party files, or has filed against it, a petition in bankruptcy, fails to comply with the relevant terms of the Sharing Agreement or suffers a major loss of its reputation in its industry or the marketplace.

Intellectual Property

        The parties to the Sharing Agreement also generally share technology and other intellectual property rights, as they existed on or prior to February 28, 2000, subject to the terms of the Sharing Agreement. In addition, under the Sharing Agreement each party has agreed to negotiate with any other party who wishes to obtain an agreement permitting such party to make a broader use of the first party's intellectual property that was in effect on or prior to February 28, 2000. However, no party has any obligation to enter into these agreements. The Company has a written agreement in place with Bruker Optik defining the use, royalties and terms and conditions of the use of various technology and related intellectual property.

Distribution

        In various countries, including India, Israel, Mexico, Spain, South Africa, Belgium, Singapore, Russia and Thailand, the Company shares in the worldwide distribution network of Bruker affiliated companies. The Sharing Agreement provides for the use of common distribution channels by the parties to the agreement. The terms and conditions of sale and the transfer pricing for any shared distribution will be on an arm's length basis as would be utilized in typical transaction with a person or entity not a party to the agreement. The Sharing Agreement also states that no common sales channel may have any exclusivity in any country or geographic area.

Services

        The Company also shares various general and administrative expenses for items such as umbrella insurance policies, retirement plans, accounting services and leases, with various Bruker affiliated companies. These services are charged among the Company and the Bruker affiliated companies at arm's length conditions and pricing, according to individual Sub-Sharing Agreements.

        In 2003, various Bruker affiliated companies provided administrative and other services (including office space) to the Company at a cost of approximately $1.4 million.

Purchases and Sales

        The Company purchases subunits or components, including some components used in its NBC (nuclear, biological and chemical) detection products, miscellaneous electronics boards used in Fourier transform mass spectrometers, sheet metal cabinets and some of the superconducting magnets used for Fourier transform mass spectrometers, and a low-temperature attachment for certain x-ray systems, from various Bruker affiliated companies, at arm's length commercial conditions and pricing. In 2003, the Company purchased components from its affiliates for $7.1 million. Under the Sharing Agreement, the Company's affiliates who supply these subunits or components have agreed to continue to do so for at least seven years and to provide spare parts for at least 12 years, at commercially reasonable arm's length conditions and pricing. In 2003, purchases from Bruker affiliated companies were less than 3% of revenues for the Company.

        The Company supplies system products and individual licenses to its HyStar software package to Bruker affiliated companies at commercially reasonable arm's length conditions and pricing. As part of the Sharing Agreement, the Company guarantees a continued supply of the HyStar software package (or its successor) for at least seven years.

        The Company may, from time to time, distribute the products of other Bruker affiliated companies as part of customer orders.

        The Company supplies a variety of products to Bruker affiliated companies for resale at commercially reasonable arm's length conditions and pricing. For the year ended December 31, 2003, the Company sold products to Bruker affiliated companies in the amount of $13 million. However, these sales were primarily for resale of certain products by Bruker affiliated entities as described above. The Company believes that less than 10% of future sales will be through Bruker affiliated companies.

Additional Agreements, Collaborations and Sales

        The Company recognized sales to affiliated entities of approximately $13 million in 2003, and purchases from affiliated entities of approximately $7.1 million in 2003.

        The Company is a party to certain collaborations with various affiliates, including:

  •
  Collaboration with Bruker Optics in connection with the Company's RAPID/HAWK chemical agent stand-off detectors;

  •
  Collaboration with Bruker BioSpin in connection with the Company's Proteomics RIMS research software environment; and

  •
  Collaboration with Bruker BioSpin in connection with the Company's Metabolic Profiler system.

EXECUTIVE OFFICERS

        As of April 2, 2004, our executive officers are as follows:

Name	Age	Position
Frank H. Laukien, Ph.D.	44	President, CEO, Chairman
Laura Francis	37	Chief Financial Officer, Treasurer
Dr. Martin Haase	47	Senior Vice President, Director
John J. Hulburt, C.P.A.	37	Director of Audit and SEC Compliance

        Set forth below is the biographical information for our non-director executive officers. For biographical information related to our executive officers who are also directors, please see "Proposal No. 1—Election Of Directors."

Laura Francis

        Ms. Francis joined the Company as Chief Financial Officer and Treasurer in connection with the Merger. Ms. Francis joined the former Bruker AXS on March 26, 2002 as its Chief Financial Officer. Before joining Bruker AXS, Ms. Francis was, from May 2001 to March 2002, the Chief Financial Officer and Chief Operating Officer of Nutra-Park, an agricultural biotechnology company. From April 1999 to May 2001, Ms. Francis was the Chief Financial Officer of Hypercosm, a software company, and from October 1995 to April 1999, she was an engagement manager with McKinsey & Co., a consulting firm. Early in her career, Ms. Francis was an audit manager with Coopers & Lybrand, an accounting firm. Ms. Francis holds an M.B.A. from Stanford University and a B.B.A. from the University of Wisconsin. She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

John J. Hulburt

        Mr. Hulburt has been the Director of Audit and SEC Compliance since the Merger was completed in July 2003. Mr. Hulburt was also the Chief Financial Officer for the Company since May 2001 and has continued in that role for the operating subsidiary, Bruker Daltonics. Mr. Hulburt joined the Company as Controller in April 2000 and was appointed Treasurer in June 2000. From December 1996 until April 2000, he was a manager at Ernst & Young LLP. Prior to that time, Mr. Hulburt was a senior accountant at Arthur Andersen LLP. Mr. Hulburt is a Certified Public Accountant. He holds a B.S. in accounting from Merrimack College.

        Our executive officers are elected by the Board of Directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our executive officers or directors. For information relating to our executive officers who are also directors, please see above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 2, 2004 (i) by each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each of the Company's directors, (iii) by each Named Executive Officer of the Company, as defined in "Summary of Executive Compensation," and (iv) by all directors and executive officers who served as directors or executive officers at April 2, 2004 as a group. Unless otherwise noted, the address of each beneficial owner is c/o Bruker BioSciences Corporation, 40 Manning Road, Billerica, Massachusetts 01821.

Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Directors and Officers
Frank H. Laukien (2)	14,093,098	16.4%
John J. Hulburt (3)	22,505	*
M. Christopher Canavan, Jr. (4) 73 Brook Street Wellesley, Massachusetts 02482	8,710	*
Collin J. D'Silva (5) c/o Transgenomic, Inc. 2032 Concourse Drive San Jose, CA 95131	7,810	*
William A. Linton (6) c/o Promega Corporation 2800 Woods Hollow Road Madison, Wisconsin 53711	7,810	*
Richard M. Stein (7) c/o Nixon Peabody LLP 100 Summer Street Boston, Massachusetts 02110	10,574	*
Bernhard Wangler (8) Kriegsstr. 133 76135 Karlsruhe, Germany	7,625	*
Laura Francis (9) c/o Bruker AXS Inc. 5465 E. Cheryl Parkway Madison, Wisconsin 53711	22,680	*
Richard Kniss (10) 1985 Cowper Street Palo Alto, California 94301	29,043	*
Martin Haase (11) c/o Bruker AXS Inc. 5465 E. Cheryl Parkway Madison, Wisconsin 53711	142,380	*
Taylor J. Crouch (12) c/o Discovery Partners International, Inc. 9640 Towne Centre Drive San Diego, California 92121	15,750	*
Daniel S. Dross (13) 4433 McFarlin Boulevard Dallas, Texas 75205	3,150	*
All executive officers and directors as a group (12 persons)	14,371,135	16.7%

5% Beneficial Owners
Dirk D. Laukien (14) 2634 Crescent Ridge Drive The Woodlands, Texas 77381	13,383,910	15.6%
Isolde Laukien Silberstreifen 8 D-76287 Rheinstetten Germany	12,227,111	14.2%
Jörg C. Laukien Uhlandstrasse 10 D-76275 Ettlingen-Bruchhausen Germany	12,262,111	14.3%
Marc M. Laukien 809 Harbour Isles Court N. Palm Beach, Florida 33410	13,196,815	15.3%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 86,005,969 shares of Common Stock outstanding as of April 2, 2004.

(2)
Includes options to purchase 103,975 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof. Also includes 985,094 shares owned by Robyn Laukien as to which Dr. Laukien has voting power.

(3)
Includes options to purchase 21,305 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(4)
Includes options to purchase 7,810 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(5)
Includes options to purchase 7,810 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(6)
Includes options to purchase 7,810 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(7)
Includes options to purchase 7,225 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof, of which options to purchase 825 shares of Common Stock are held by Nixon Peabody LLP, the law firm at which Mr. Stein is a partner.

(8)
Includes options to purchase 7,625 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(9)
Includes options to purchase 22,680 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(10)
Includes options to purchase 10,017 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(11)
Includes options to purchase 140,805 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(12)
Includes options to purchase 15,750 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(13)
Includes options to purchase 3,150 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(14)
Includes 36,300 shares of Common Stock held by the Dirk D. Laukien Trust for Leah Laukien, dated June 1, 2000.

SUMMARY OF EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation of the Chief Executive Officer of the Company and the three other most highly compensated executive officers of the Company at December 31, 2003 (the "Named Executive Officers"), for services rendered in all capacities to the Company during each of the past three fiscal years.

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary		Bonus (1)		Securities Underlying Options (#)	All Other Compensation
Frank H. Laukien Chairman, President and Chief Executive Officer	2001 2002 2003	$ $ $	120,000 200,000 208,000	$ $ $	140,000 150,199 124,800	10,000 104,750 56,300	$ $ $	10,200 12,000 12,000	(2) (2) (2)
John Hulburt Director of Audit and SEC Compliance	2001 2002 2003	$ $ $	128,519 150,000 155,250	$ $ $	40,250 40,250 54,199	15,000 4,750 5,000	$ $	— 5,339 7,294	(2) (2)
Laura Francis (3) Chief Financial Officer and Treasurer	2001 2002 2003	$ $	— 105,392 135,000	$ $	— 40,000 70,000	— 50,400 12,600	$ $	— 2,960 6,000	(2) (2)
Martin Haase (4) Senior Vice President	2001 2002 2003	$ $ $	101,102 112,164 144,325	$ $ $	101,228 116,261 153,376	94,500 63,000 0		— — —

(1)
Includes commissions paid in 2001.

(2)
Includes amounts contributed for the benefit of the named executive under the Company's defined contribution retirement plan.

(3)
Ms. Francis commenced employment with former Bruker AXS in May 2002. Accordingly, information presented for 2002 represents compensation paid by former Bruker AXS for a partial year. Compensation for 2003 reflects compensation paid by the Company following the July 1,2003 Merger as well as compensation paid by former Bruker AXS prior to the Merger.

(4)
Amounts paid in Euro and converted to United States dollars based on the average conversion rates for the respective years. Compensation for 2003 reflects compensation from the Company in addition to compensation paid by Bruker AXS prior to the Merger on July 1, 2003.

Grants of Stock Options

        The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2003.

2003 Option Grants (1)

							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2003		Exercise Price		Expiration Date
							5%		10%
Frank H. Laukien	50,000 6,300	9.9 1.3	% %	$ $	4.49 3.59	6/5/2008 5/6/2013	$ $	62,025 14,213	$ $	137,059 36,019
John Hulburt	5,000	1.0%			$3.45	5/5/2013		$10,848		$27,492
Laura Francis	12,600	2.5%			$3.06	12/31/2012		$24,275		$61,518
Martin Haase	0	0%			—	—		$0		$0

(1)
Potential gains are net of exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

Stock Option Exercises and December 31, 2003 Stock Option Values

        Set forth in the table below is information concerning the value of stock options held at December 31, 2003 by the Named Executive Officers of the Company.

Aggregate Option Exercises in Last Fiscal Year and
Option values as of December 31, 2003

			Number Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank H. Laukien	—	—	87,737	146,113	$62,990	$9,065
John Hulburt	—	—	14,555	21,400	$3,873	$5,500
Laura Francis	—	—	12,600	50,400	$3,746	$14,984
Martin Haase	—	—	112,455	76,545	$70,655	$61,320

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Messrs. Dross, Kniss and Linton serve as members of the Compensation Committee. Messrs. Dross, Kniss and Linton were not officers or employees of the Company or any of its subsidiaries during fiscal year 2003.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION (1)

Overview

        The Company's executive compensation program is administered by the Compensation Committee of the board of directors. As of December 31, 2003, the Compensation Committee consisted of Daniel S. Dross, Richard D. Kniss and William A. Linton. Messrs. Dross and Kniss joined the Compensation Committee in July 2003, upon consummation of the Merger. Mr. Linton joined the Compensation Committee in February 2000. All three members of the Compensation Committee are independent, as determined in accordance with current Nasdaq National Market listing standards. Pursuant to the authority delegated by the board of directors, the Compensation Committee administers the Company's stock option plan, determines the chief executive officer's salary, bonus, and equity-based compensation, oversees the executive compensation program for the Company's other executive officers and determines such compensation, reviews general policy matters relating to the compensation and employee benefits and makes recommendations concerning these matters to the board of directors.

Executive Compensation Philosophy

        The objectives of the Compensation Committee in determining executive compensation are to (1) attract and retain qualified executive officers, (2) motivate existing officers to perform, (3) reward corporate performance, (4) align compensation with the Company's annual and long-term performance goals, (5) enhance profitability of the Company, and (6) maximize stockholder value. The Compensation Committee focuses on the Company's goal of long-term enhancement of stockholder value by stressing long-term goals and by using stock-based incentive programs with extended vesting schedules. The Compensation Committee believes the use of such incentives to retain and motivate individuals who have developed the skills and expertise required to lead the Company is key to the Company's success. Compensation is comprised of cash compensation in the form of annual base salary and annual incentive awards as well as long-term incentive compensation in the form of stock options.

Executive Compensation

        Annual Base Salary.    The Company does not currently have an employment agreement with any of its executive officers. The Compensation Committee reviews the annual base salaries for executive officers and considers, in particular, the officers' levels of responsibility, experience and potential as well as the needs of the Company. Base salaries paid by other companies in the Company's industry for comparable positions are also considered.

        Annual Cash Incentive Awards.    Annual incentive awards in the form of performance-based cash bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals. For the fiscal year ended December 31, 2003, bonuses were paid to executive officers based on the achievement of certain objectives and on a qualitative assessment of performance.

        Long-Term Incentives.    Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a long-term stock ownership position in the Common Stock, which in turn motivates the recipient to focus on long-term enhancement in stockholder value. The Company's 2000 Stock Plan, administered by the Compensation Committee, is the vehicle for the granting of stock options. Factors reviewed by the Compensation Committee in determining whether to grant options are similar to those considered in determining salaries and bonuses described above. Several other factors, however, including an employee's individual initiative, achievement and performance are also considered by the Compensation Committee. In making specific grants to executives, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package, a way to reinforce the individual's commitment to the Company and an important mechanism to align the interests of management with those of the Company's stockholders.

Chief Executive Officer Compensation

        The base salary, annual incentive award and long-term incentive compensation of Frank H. Laukien, our Chief Executive Officer, were determined, for the year ended December 31, 2003, by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Dr. Laukien's base salary, which is subject to annual review and increase by the board of directors of the Company, was $208,000 for the year ended December 31, 2003, an increase of 4% from his base salary of $200,000 during the fiscal year ended December 31, 2002. Dr. Laukien's bonus for the fiscal year ended December 31, 2002, was paid in 2003 and was $150,199. His bonus for the fiscal year ended December 31, 2003 was $124,800. During fiscal 2003, Dr. Laukien was granted options to purchase 50,000 shares of Common Stock at an exercise price of $4.49 per share which exercise prices represent 110% of the fair market value of the Common Stock on the date of the grant. The option has a 48-month term and provides that one-quarter of the options vest on each year on the anniversary of the option grant. As a former director of former Bruker AXS, Dr. Laukien was granted options to purchase 6,300 shares of Common Stock at an exercise price of $3.59, which fully vests on the first anniversary of the date of the grant. Through his ownership of Company Common Stock and options to purchase Common Stock, Dr. Laukien's pecuniary interests are aligned with those of the Company's stockholders.

Section 162(m) Limitation

        Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

        The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1,000,000 limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

                      COMPENSATION COMMITTEE
                      William A. Linton, Chairman
                      Daniel S. Dross
                      Richard D. Kniss

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE GRAPH (1)

        The graph below shows the cumulative total stockholder return on our Common Stock over the period from August 4, 2000 (the first trading day of our common stock) to December 31, 2003, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Stocks in the standard industry classification 38, based on an initial investment of $100 in each on August 4, 2000. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period and assumes reinvestment of dividends. During fiscal year 2003, the Company paid no dividends. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

(1)
The material in this graph is not "soliciting material," is not deemed filed with the SEC, and the graph is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE (1)

        The Audit Committee of the Board of Directors, which assists the Board of Directors in fulfilling its oversight responsibilities, since the Merger in July 2003, is comprised of three independent directors: M. Christopher Canavan, Jr., who is Chairman of the Audit Committee, Taylor J. Crouch and Collin J. D'Silva. Each of the Audit Committee members qualifies as an "independent" director under the current listing standards of the Nasdaq National Market and applicable SEC rules and regulations. The Audit Committee acts pursuant to a written charter, a copy of which is attached as Annex A to this Proxy Statement. During the last fiscal year, there were thirteen meetings of the Audit Committee and the Audit Committee acted by written consent one time.

        Management is responsible for the Company's internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee is responsible for overseeing and monitoring these practices. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.

        In this context, the Audit Committee reviewed with the Company's independent auditors, Ernst & Young LLP, among other things, the scope of the audit to be performed, the results of the audit performed and the auditor's fee for the services performed. The Audit Committee reviewed and discussed the Company's audited financial statements with management and with the auditors and reviewed with management various matters related to its internal accounting controls. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditors' judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards, ("SAS") No. 61 "Communication with Audit Committees," as amended by SAS No. 90, "Audit Committee Communications."

        The Company's auditors provided to the Audit Committee written disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committees." The Audit Committee discussed with the auditors their independence from the Company and considered the compatibility of non-audit services with the auditor's independence.

        The Audit Committee reviews and approves in advance any audit and permitted non-audit services to be provided to the Company by the Company's independent auditors; the Audit Committee has the sole authority to make these approvals although such approval may be delegated to any Audit Committee member so long as the approval is presented to the full Audit Committee at a later time.

        Fees billed to the Company by its independent auditors for fiscal years 2002 and 2003, all of which were approved by the Audit Committee, were comprised of the following:

        Audit Fees.    Ernst & Young LLP's fee for its audit of the Company's annual financial statements, its review of the financial statements included in the Company's quarterly reports on Form 10-Q, audits of statutory filings, comfort letter procedures and review of other regulatory filings for 2002 and 2003 were $476,340 and $731,299, respectively.

        Audit Related Fees.    Ernst & Young LLP billed the Company a total of $3,476 in 2002 and $170,947 in 2003 for audit related services, including due diligence performed in connection with potential acquisitions.

        Tax Fees.    Ernst & Young LLP fees for tax services provided to the Company, including tax compliance, tax advice and planning, totaled $11,039 in 2002 and $234,800 in 2003.

        All Other Fees.    No other fees were billed to the Company by Ernst & Young LLP in 2002 or 2003 for "other services."

        Fees billed by Ernst & Young LLP in 2003 were significantly higher compared to fees billed in 2002 principally as a result of special accounting and auditing services related to the Merger.

        In addition, PricewaterhouseCoopers LLP served as independent accountants for the former Bruker AXS, and on whom the Company's principal accountant, Ernst & Young LLP, expressed reliance in its report dated February 27, 2004 relating to the Company's audited financial statements. During the fiscal years ended December 31, 2002 and 2003, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the following:

  (i)
  the application of accounting principles to a specified transaction, either completed or proposed;

  (ii)
  the type of audit opinion that might be rendered on the Company's financial statements; or

  (iii)
  any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of the Securities and Exchange Commission's Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        Based on the Audit Committee's discussion with management and the auditors, and the Audit Committee's review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE M. Christopher Canavan, Jr., Chairman Collin J. D'Silva Taylor J. Crouch

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

        Ernst & Young LLP has been the Company's independent auditor since 1998 and has been selected by the audit committee of the board of directors as the Company's independent auditor for the fiscal year ending December 31, 2004. Although the Company is not required to seek stockholder approval of this appointment, the board of directors believes it to be sound corporate governance to do so. In the event that the stockholders fail to ratify the appointment, the audit committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent auditing firm during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF ERNST & YOUNG LLP.

TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner.

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2005 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by the Company no later than November 29, 2004.

        Additionally, under our by-laws, no business may be brought before an annual meeting unless it is specified in the notice of meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the by-laws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting.

OTHER MATTERS

        Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

10-K REPORT

        THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO LAURA FRANCIS, BRUKER BIOSCIENCES CORPORATION, 40 MANNING ROAD, BILLERICA, MASSACHUSETTS 01821. ADDITIONALLY, THE ANNUAL REPORT ON FORM 10-K IS AVAILABLE ON THE SEC'S WEBSITE AT http://www.sec.gov.

VOTING PROXIES

        The board of directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the board of directors' recommendations.

By order of the board of directors

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

April 2, 2004

ANNEX A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF BRUKER BIOSCIENCES CORPORATION

PURPOSE OF THE COMMITTEE

        The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Bruker BioSciences Corporation (the "Corporation") is to oversee the accounting and financial reporting processes and audits of the financial statements of the Corporation and to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries.

AUTHORITY OF THE COMMITTEE

        In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation. The Committee also has the authority to retain independent outside counsel or other experts as it determines necessary to carry out its duties. The Committee shall determine the compensation for such outside counsel or other experts and the Corporation shall make appropriate funds available to the Committee for such purpose.

COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee must satisfy the independence and qualification requirements contained in the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), the Nasdaq National Market ("Nasdaq") and the Sarbanes-Oxley Act of 2002. At least one member of the Committee shall, in the judgment of the Board, be an audit committee financial expert in accordance with the rules and regulations of the SEC and the provisions of the Sarbanes-Oxley Act of 2002 and at least one member (who may also serve as the audit committee financial expert) shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with the Nasdaq listing standards.

MEETINGS OF THE COMMITTEE

        The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        The Corporation's management is responsible for preparing the Corporation's financial statements and the Corporation's independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing these activities. The Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge, and more detailed information on the Corporation than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the

Corporation's financial statements or any professional certification as to the independent auditors' work.

        In carrying out its duties and responsibilities, the Committee's policies and procedures shall remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following shall be considered within the authority of the Committee:

  (1)
  Select and retain the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year.

  (2)
  Review and approve in advance any audit and permitted non-audit services to be provided to the Corporation by the Corporation's independent auditors; the Committee has the sole authority to make these approvals although such approval may be delegated to any Committee member so long as the approval is presented to the full Committee at a later time.

  (3)
  Review the performance of the Corporation's independent auditors and replace or terminate the independent auditors when circumstances warrant.

  (4)
  Oversee the independence of the Corporation's independent auditors by, among other things:

  (a)
  requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

  (b)
  actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors, including the provision of any permitted non-audit services to the Corporation and recommending that the Board take appropriate action to satisfy itself of the auditors' independence.

  (5)
  Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and that the Committee is responsible for the selection, evaluation and termination of the Corporation's independent auditors.

  (6)
  Review and approve the original proposed scope of the annual independent audit and the associated engagement fees, as well as any significant variations in the actual scope of the independent audit and the associated engagement fees and discuss the audit plan with the Corporation's independent auditors.

  (7)
  Set hiring policies for employees or former employees of the independent auditors.

  (8)
  Review with management and the independent auditors at the completion of the annual audit:

  (a)
  the Corporation's annual financial statements, related footnotes and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, to be included in the Corporation's Annual Report on Form 10-K;

  (b)
  the independent accountant's audit of the annual financial statements and their report thereto;

  (c)
  any significant changes in the independent accountant's audit plan;

  (d)
  any problems or difficulties that the auditor encountered during the course of the audit process, including any restrictions on the scope of the auditor's activities or on access to requested information, and management's response thereto; and

  (e)
  other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

  (9)
  Review with the independent auditors, prior to the filing of any required financial report with the SEC:

  (a)
  all critical accounting policies and practices, including any material changes in accounting principal or practices used in preparing the financial statements;

  (b)
  all alternative treatments within Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management; and

  (c)
  other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  (10)
  Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

  (11)
  Review earnings press releases, as well as Corporation policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and ratings agencies.

  (12)
  Consider and review with the independent auditors and with management the adequacy and effectiveness of the Corporation's system of internal controls, including information systems controls and security, as well as any related significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto.

  (13)
  Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's management, including providing such parties with appropriate opportunities to meet privately with the Committee.

  (14)
  Review and monitor, as appropriate, results of compliance programs, including the Corporation's Code of Conduct.

  (15)
  Establish and monitor procedures for:

  (a)
  the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

  (b)
  the confidential submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

  (16)
  Review with management and the independent auditor the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q.

  (17)
  Review and reassess annually the Committee's charter and submit to the Board for approval any modifications the Committee deems appropriate.

  (18)
  Conduct an annual performance evaluation of the Committee.

  (19)
  Provide any recommendations, certifications and reports that may be required by Nasdaq or the SEC, including the report of the Committee that must be included in the Corporation's annual proxy statement.

  (20)
  Review and approve all related party transactions.

  (21)
  Report regularly to the Board on its activities, as appropriate, reviewing with the Board significant issues or concerns that arise at Committee meetings.

  (22)
  Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

Nothing contained in this charter is intended to, or should be construed as, creating any liability of the members of the Committee except to the extent otherwise provided under Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Appendix A

BRUKER BIOSCIENCES CORPORATION
Proxy Card

Annual Meeting of Stockholders
May 5, 2004

The undersigned hereby appoints Frank H. Laukien and Laura Francis, or either of them, with power of substitution, Proxies to vote at the Bruker BioSciences Corporation Annual Meeting of Stockholders on May 5, 2004, and any adjournments or postponements thereof, all shares of Common Stock of Bruker BioSciences Corporation that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
1.
Election of Directors:

FOR ☐	WITHHOLD ☐	FOR ALL EXCEPT (STRIKE A LINE THROUGH NOMINEE NAME) ☐

Nominees: Frank H. Laukien, Ph.D., M. Christopher Canavan, Jr., Taylor J. Crouch

2.
To consider and act upon a proposal to ratify, confirm and approve the selection of Ernst & Young LLP as the independent certified public auditors of the Company for fiscal 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐
I plan to attend in person	☐	Mark box at right if comments or address change	☐
I do not plan to attend in person	☐
HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL NO. 2 AS SET FORTH IN THE PROXY STATEMENT.

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date:                         , 2004

Stockholder sign here
Co-owner sign here

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or here title.

QuickLinks

Stockholder Letter
BRUKER DALTONICS INC. PROXY STATEMENT
RECORD DATE AND VOTING SECURITIES
CORPORATE INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
BOARD COMMITTEES AND MEETINGS
COMPENSATION OF DIRECTORS
DIRECTOR NOMINATIONS
STOCKHOLDER COMMUNICATIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUMMARY OF EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)
PERFORMANCE GRAPH (1)
REPORT OF THE AUDIT COMMITTEE (1)
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT PUBLIC AUDITORS
TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
10-K REPORT
VOTING PROXIES
ANNEX A
  Appendix A